                                                                       EXHIBIT 3

THIS AMENDMENT AGREEMENT is dated as of the 14th day of November, 2001

AMONG:                GT GROUP TELECOM SERVICES CORP.
                      (hereinafter referred to as the "BORROWER")

AND:                  GT GROUP TELECOM INC.
                      (hereinafter referred to as the "GUARANTOR")

AND:                  GT GROUP TELECOM SERVICES (USA) CORP.
                      (hereinafter referred to as "GT (US)")

AND:                  LUCENT TECHNOLOGIES INC., as a Lender
                      under the Credit Agreement
                      (hereinafter referred to as "LUCENT")

AND:                  RESTRUCTURED ASSET SECURITIES WITH ENHANCED RETURNS,
                      SERIES 2001-3-PT TRUST

                      GOLDMAN SACHS CREDIT PARTNERS L.P.

                      STEIN ROE & FARNHAM CLO I, LTD

                      STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                      LIBERTY-STEIN RAOE ADVISOR FLOATING RATE ADVANTAGE FUND

                      HIGH YIELD PORTFOLIO, A SERIES OF INCOME TRUST

                      ARCHIMEDES FUNDING II, LTD

                      ARCHIMEDES FUNDING III, LTD

                      AXP VARIABLE PORTFOLIO-EXTRA
                      INCOME FUND, A SERIES OF AXP
                      VARIABLE PORTFOLIO INCOME
                      SERIES, INC.

                      AXP VARIABLE PORTFOLIO-MANAGED
                      FUND, A SERIES OF AXP VARIABLE
                      PORTFOLIO MANAGED SERIES, INC.

                      CALHOUN CBO, LTD

                      CEDAR CBO, LTD

                      CENTENNIAL CBO, LTD

                      CENTURION CDO I, LTD

                      CENTURION CDO II, LTD

                      ISLES CBO, LTD

                      CLARION CBO, LTD.

                      INCOME PORTFOLIO, A SERIES OF IDS
                      LIFE SERIES FUND, INC.

                      MANAGED PORTFOLIO, A SERIES OF IDS
                      LIFE SERIES FUND, INC.

                      TOTAL RETURN PORTFOLIO, A SERIES
                      OF GROWTH AND INCOME TRUST

                      PAM CAPITAL FUNDING LP

                      PAMCO CAYMAN LTD.

                      ARES IV CLO LTD.

                      ARES III CLO LTD

                      CREDIT SUISSE FIRST BOSTON

                      ELC (CAYMAN) LTD, 1999-III

                      APEX(IDM) CDO I, LTD

                      ELC (CAYMAN) LTD. 2000-I

                      ELC (CAYMAN) LTD. 1999-II

                      ADDISON CDO, LIMITED

                      DELANO COMPANY,

                      each as a Lender under the Credit Agreement

WHEREAS the parties hereto are parties to a credit agreement dated as of February 3, 2000 (the "ORIGINAL AGREEMENT").

WHEREAS the Original Agreement was amended and restated pursuant to an amended and restated credit agreement dated as of September 29, 2000 (the "CREDIT AGREEMENT").

WHEREAS pursuant to Section 9.02(b) of the Credit Agreement, the parties may amend the Credit Agreement, with the exception of certain provisions, by agreement in writing entered into between the Credit Parties and the Required Lenders (as such terms are defined in the Credit Agreement).

WHEREAS the parties hereto, other than the Credit Parties, include the Required Lenders as at the date hereof.

WHEREAS the parties have decided to amend the Credit Agreement in accordance herewith.

NOW THEREFORE THIS AGREEMENT WITNESSES THAT for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINED TERMS. All capitalized words and phrases used in this agreement shall have the meaning assigned to them by the Credit Agreement unless such words or phrases are otherwise defined in this agreement.

2. ONE AGREEMENT. This agreement amends the Credit Agreement. This agreement and the Credit Agreement shall be read, interpreted, construed and have effect as, and shall constitute, one agreement with the same effect as if the amendments made by this agreement had been contained in the Credit Agreement as of the date of this agreement.

3. DEFINITION OF "BURNABY DEBT". The definition of "Burnaby Debt" contained in
Section 1.01 of the Credit Agreement is hereby amended to the following:

     "BURNABY DEBT" means Debt owing to CIBC Mortgages Inc. in an aggregate principal amount not exceeding Cdn. $500,000 secured by a mortgage on 3887 Second Avenue, Burnaby, B.C.

4. DEFINITION OF "PERMITTED ACQUISITIONS". The definition of "Permitted Acquisitions" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

5. DEFINITION OF "PERMITTED DEBT".

     5.1 The definition of "Permitted Debt" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the amount "Cdn. $1,350,000,000" in subparagraph (i) thereof and replacing such amount with "Cdn. $1,000,000,000".

     5.2 The definition of "Permitted Debt" is further amended by deleting the period at the end of Subsection (xi) and replacing it with "; and", and by adding after said Subsection (xi) the following:

          (xii) unsecured Debt of Credit Parties for the deferred purchase price of Permitted Acquisitions, in an aggregate principal amount not to exceed Cdn. $50,000,000 (or any Equivalent Amount) at any time.

6. DEFINITION OF "PERMITTED INVESTMENTS". The definition of "Permitted Investments" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting Subsection (i) thereof in its entirety.

7. DEFINITION OF "PERMITTED LIENS". The definition of "Permitted Liens" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the period at the end of Subsection (xiv) thereof and replacing it by ";" and by further adding after said Subsection (xiv) the following:

     (xv) Liens securing Permitted Refinancing Debt, provided that such Liens do not affect any property other than the property that was subject to a Lien in connection with the Debt being refinanced and provided that such Liens have the same or lower priority after the refinancing as they did prior to such refinancing; and

     (xvi) Liens to secure performance obligations of a Credit Party in connection with agreements pursuant to which (i) no Debt is incurred by a Credit Party, (ii) the property subject to such Liens is owned, but not available for use, by any Credit Party and (iii) the Lien is created at the time the property is acquired by the Credit Party and is limited to such property; such Lien may rank in priority to the Security.

8. DEFINITION OF "PLAN". The definition of "Plan" contained in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

9. DEFINITION OF "PURCHASE MONEY OBLIGATION". The definition of "Purchase Money Obligation" contained in Section 1.01 of the Credit Agreement is hereby amended to the following:

     "PURCHASE MONEY OBLIGATION" means any Debt (including without limitation a Capitalized Lease Obligation) incurred or assumed to finance all or any part of the acquisition price of any property or services acquired by any Credit Party after the date of this Agreement or to finance all or any part of the cost of any improvement to any property of any Credit Party, provided that such obligation is incurred or assumed prior to or within 60 days after the later of acquisition of such property or services or the completion of such improvement and the date of this Agreement and does not exceed the lesser of the acquisition price payable by such Credit Party for such property, services or improvement and the fair market value of such property, services or improvement; and includes any extension, renewal or refunding of any such obligation so long as the principal amount thereof outstanding on the date of such extension, renewal or refunding is not increased except by accrued and unpaid interest and refinancing costs. For greater certainty, Purchase Money Obligations shall not include Debt incurred or assumed in a transaction of sale and leaseback of any property entered into more than 60 days after the later of the acquisition of such property and the date of this Agreement.

10. DEFINITION OF "TRANCHE A". The definition of "Tranche A" contained in
Section 1.01 of the Credit Agreement is hereby amended to the following:

     "Tranche A" has the meaning given to such term in Subsection 2.01(a)(i).

11. DEFINITION OF "TRANCHE B". The definition of "Tranche B" contained in
Section 1.01 of the Credit Agreement is hereby amended to the following:

     "Tranche B" has the meaning given to such term in Subsection 2.01(a)(ii).

12. FUNDING OF LOAN. Section 2.04 of the Credit Agreement is hereby amended by adding after Subsection 2.04(b) the following:


     (c) Notwithstanding anything to the contrary contained in this Agreement, the Agent shall, at the request of Lucent so long as Lucent and/or any Affiliate of Lucent are the only Lenders with Commitments and at any time that the aggregate amount owed to Lucent Canada under the Supply Agreement by the Borrower, as evidenced by a statement sent by Lucent to the Borrower, is in excess of US$10,000,000, cause Loans to be advanced by the Lenders for and on behalf of the Borrower whether or not (i) any Borrowing Request is given in accordance with Section 2.03, (ii) any of the conditions precedent set forth in Article IV hereof are satisfied, (iii) any Default exists, or (iv) any other fact or circumstance exists. In order for Loans to be advanced under this Subsection 2.04(c), Lucent shall have given at least ten (10) Business Day's prior written notice to the Administrative Agent and Borrower of Lucent's desire to cause such Loans to be made. All proceeds of such Loans shall be used to pay amounts payable to Lucent Canada or its designees for products and/or services purchased pursuant to the Supply Agreement which have not been disputed and which have not been paid when due or which are due on or after the date of the Loan is to be made pursuant to this Subsection 2.04(c). All Loans advanced pursuant to this Section shall be initially advanced as a Eurodollar Loan with a one month Interest Period, unless (A) the Borrower has requested in writing at least two Business Days prior to such advance that any of such Loans have an Interest Period with a different duration in accordance with the requirements of the Agreement or (B) the circumstances in Section 2.13(a) or (b) (read as if reference in Section 2.13(b) to "the Required Lenders" was instead a reference to "Lucent") then exist, in which case the Loan advanced pursuant to this Subsection 2.04(c) shall initially be made as an ABR Loan.

13. NEGATIVE COVENANTS. Subsection 5.02(h) of the Credit Agreement is hereby amended by deleting the amount "Cdn. $1,350,000,000" and replacing such amount with "Cdn. $1,000,000,000".

14. STAGE I FINANCIAL COVENANTS.

     14.1 SENIOR DEBT RATIO. Subsection 5.03(a)(iii) of the Credit Agreement is hereby amended to the following:

     (iii) December 31, 2001 to September 30, 2002 to be more than 0.45 to 1.0.

     14.2 TOTAL DEBT RATIO. Subsection 5.03(b)(ii) of the Credit Agreement is hereby amended to the following:

     (ii) December 31, 2001 to September 30, 2002 to be more than 0.65 to 1.0.

15. STAGE II FINANCIAL COVENANTS. Subsections 5.04(b) through 5.04 (f) inclusively of the Credit Agreement are hereby amended to the following:


     (b) Total Debt Ratio. It will not permit the Total Debt Ratio at any time from

          (i)  the Stage II Date to June 30, 2004 to exceed 0.65 to 1.0;

          (ii) July 1, 2004 to June 30, 2006 to exceed 0.67 to 1.00;

          (iii) July 1, 2006 and thereafter to exceed 0.65 to 1.00.

     (c) Senior Debt Leverage Ratio. It will not permit the Senior Debt Leverage Ratio at any time from

          (i)  the Stage II Date to December 31, 2002 to exceed 18.00 to 1.00;

          (ii) January 1, 2003 to March 31, 2003 to exceed 11.00 to 1.00;

          (iii) April 1, 2003 to June 30, 2003 to exceed 8.00 to 1.00;

          (iv) July 1, 2003 to September 30, 2003 to exceed 7.50 to 1.00;

          (v)  October 1, 2003 to December 31, 2003 to exceed 6.50 to 1.00;

          (vi) January 1, 2004 to March 31, 2004 to exceed 5.00 to 1.00;

          (vii) April 1, 2004 to June 30, 2004 to exceed 3.50 to 1.00;

          (viii) July 1, 2004 to September 30, 2004 to exceed 3.50 to 1.00;

          (ix) October 1, 2004 and thereafter to exceed 3.00 to 1.00.

     (d) Total Debt Leverage Ratio. It will not permit the Total Debt Leverage Ratio at any time from

          (i)  the Stage II Date to December 31, 2002 to exceed 35.00 to 1.00;

          (ii) January 1, 2003 to March 31, 2003 to exceed 25.00 to 1.00;

          (iii) April 1, 2003 to June 30, 2003 to exceed 20.00 to 1.00;

          (iv) July 1, 2003 to September 30, 2003 to exceed 14.00 to 1.00;

          (v)  October 1, 2003 to December 31, 2003 to exceed 12.00 to 1.00;

          (vi) January 1, 2004 to March 31, 2004 to exceed 10.00 to 1.00;

          (vii) April 1, 2004 to June 30, 2004 to exceed 9.00 to 1.00;

          (viii) July 1, 2004 to September 30, 2004 to exceed 8.00 to 1.00;

          (ix) October 1, 2004 to December 31, 2004 to exceed 7.00 to 1.00.

          (x)  January 1, 2005 to March 31, 2005 to exceed 7.00 to 1.00;

          (xi) April 1, 2005 and thereafter to exceed 5.00 to 1.00.


     (e) Interest Coverage Ratio. It will ensure that the Interest Coverage Ratio at any time from

          (i)  the Stage II Date to December 31, 2002 exceeds 0.20 to 1.00;

          (ii) January 1, 2003 to March 31, 2003 exceeds 0.25 to 1.00;

          (iii) April 1, 2003 to June 30, 2003 exceeds 0.40 to 1.00;

          (iv) July 1, 2003 to September 30, 2003 exceeds 0.50 to 1.00;

          (v)  October 1, 2003 to December 31, 2003 exceeds 0.50 to 1.00;

          (vi) January 1, 2004 to March 31, 2004 exceeds 0.75 to 1.00;

          (vii) April 1, 2004 to June 30, 2004 exceeds 0.75 to 1.00;

          (viii) July 1, 2004 to September 30, 2004 exceeds 1.00 to 1.00;

          (ix) October 1, 2004 to December 31, 2004 exceeds 1.25 to 1.00;

          (x)  January 1, 2005 to March 31, 2005 exceeds 1.25 to 1.00;

          (xi) April 1, 2005 to June 30, 2005 exceeds 1.25 to 1.00;

          (xii) July 1, 2005 to September 30, 2005 exceeds 1.50 to 1.00;

          (xiii) October 1, 2005 to December 31, 2005 exceeds 1.50 to 1.00;

          (xiv) January 1, 2006 and thereafter exceeds 1.80 to 1.00.

     (f) Fixed Charge Coverage Ratio. It will ensure that the Fixed Charge Coverage Ratio at any time from

          (i)  October 1, 2004 to December 31, 2004 exceeds 0.45 to 1.00;

          (ii) January 1, 2005 to March 31, 2005 exceeds 0.50 to 1.00;

          (iii) April 1, 2005 to June 30, 2005 exceeds 0.75 to 1.00;

          (iv) July 1, 2005 to September 30, 2005 exceeds 0.75 to 1.00;

          (v)  October 1, 2005 to December 31, 2005 exceeds 0.75 to 1.00;

          (vi) January 1, 2006 to March 31, 2006 exceeds 1.40 to 1.00;

          (vii) April 1, 2006 to June 30, 2006 exceeds 1.50 to 1.00;

          (viii) July 1, 2006 to September 30, 2006 exceeds 1.50 to 1.00;

          (ix) October 1, 2006 to December 31, 2006 exceeds 1.75 to 1.00;

          (x)  January 1, 2007 to March 31, 2007 exceeds 1.75 to 1.00;

          (xi) April 1, 2007 and thereafter exceeds 2.00 to 1.00.

16. ONGOING FINANCIAL COVENANTS.

     16.1 REVENUES. Subsections 5.05(a)(v) through 5.05(a)(xv) inclusively are hereby amended to the following:

          (v) for the four financial quarters ending December 31, 2001 to be less than Cdn. $210,000,000;

          (vi) for the four financial quarters ending March 31, 2002 to be less than Cdn. $235,000,000;

          (vii) for the four financial quarters ending June 30, 2002 to be less than Cdn. $260,000,000;

          (viii) for the four financial quarters ending September 30, 2002 to be less than Cdn. $300,000,000;

          (ix) for the four financial quarters ending December 31, 2002 to be less than Cdn. $335,000,000;

          (x) for the four financial quarters ending March 31, 2003 to be less than Cdn. $380,000,000;

          (xi) for the four financial quarters ending June 30, 2003 to be less than Cdn. $420,000,000;

          (xii) for the four financial quarters ending September 30, 2003 to be less than Cdn. $470,000,000;

          (xiii) for its financial year ending September 30, 2004 to be less than Cdn. $710,000,000;

          (xiv) for its financial year ending September 30, 2005 to be less than Cdn. $1,005,000,000; and

          (xv) for its financial year ending September 30, 2006 and thereafter to be less than Cdn. $1,320,000,000.

     16.2 CAPITAL EXPENDITURES. Subsection 5.05(b) of the Credit Agreement is hereby amended to the following:

          (b) Capital Expenditures. It will not permit Capital Expenditures during the Parent Guarantor's financial year ending

          (i)  September 30, 2000 to exceed $375,000,000;

          (ii) September 30, 2001 to exceed Cdn. $690,000,000;

          (iii) September 30, 2002 to exceed Cdn. $200,000,000;

          (iv) September 30, 2003 to exceed Cdn. $180,000,000;

          (v)  September 30, 2004 to exceed Cdn. $160,000,000;

          (vi) September 30, 2005 to exceed Cdn. $160,000,000;

          (vii) September 30, 2006 to exceed Cdn. $160,000,000;

          (viii) September 30, 2007 and thereafter to exceed Cdn. $240,000,000 per financial year;

          provided that (A) to the extent that actual Capital Expenditures during any financial year are less than the corresponding maximum threshold amount set out above, an additional amount equal to the difference (the "Unused Amount") may be spent on Capital Expenditures during the first two quarters of the next following financial year (provided that a maximum of Cdn. $75,000,000 of the Unused Amount from the financial year ending September 30, 2001 may be spent on the Capital Expenditures during the first two quarters of the financial year ending September 30, 2002) and, to the extent that actual Capital Expenditures during such two quarter period are less than the Unused Amount, an additional amount equal to 50% of the difference may be spent on Capital Expenditures during the remainder of such financial year (excluding the financial year ending September 30, 2001), and Capital Expenditures made during such financial year shall not be counted as against the applicable maximum threshold amount set out above until such additional amounts (if any) have been exceeded (provided that any unused portions of such additional amounts may not be carried forward pursuant to this proviso (A)), and (B) from February 3, 2000 to the Maturity Date Capital Expenditures in any financial year may exceed the applicable maximum threshold set out above where (x) the Borrower has provided the Agent with a certificate of a Senior Officer certifying that such excess Capital Expenditures shall not reasonably be expected to create a Default or Event of Default, and (y) the aggregate amount of all such excess Capital Expenditures made from February 3, 2000 to the Maturity Date does not exceed the Combined Cap less Cdn. $600,000,000;

     16.3 EBITDA. Subsection 5.05(c) of the Credit Agreement is hereby amended to the following:

          (c)  EBITDA. It will not permit EBITDA

          (i) for its financial year ending September 30, 2000 to be less than negative Cdn. $95,000,000;

          (ii) for its financial year ending September 30, 2001 to be less than negative Cdn $135,000,000;

          (iii) for the four financial quarters ending December 31, 2001 to be less than negative $88,000,000;

          (iv) for the four financial quarters ending March 31, 2002 to be less than negative $75,000,000;

          (v) for the four financial quarters ending June 30, 2002 to be less than negative $60,000,000;

          (vi) for its financial year ending September 30, 2002 to be less than negative Cdn. $25,000,000;

          (vii) for its financial year ending September 30, 2003 to be less than Cdn. $70,000,000;

          (viii) for its financial year ending September 30, 2004 to be less than Cdn. $210,000,000; and

          (ix) for its financial year ending September 30, 2005 to be less than Cdn. $370,000,000, or for any financial year thereafter to be less than Cdn. $370,000,000.

17. NOTICE OF ASSIGNMENT TO BORROWER. Subsection 9.04(c) of the Credit Agreement is hereby amended by inserting, immediately prior to the last sentence thereof, the following:

     The Agent shall, in the calendar month following the month in which the assignment was recorded in the Register, notify the Borrower of the identity of the assignee, and shall prepare and distribute to the Borrower an amendment to Schedule 2.01 hereto reflecting the adjustment to the applicable Commitments after such assignment.

18. CONFIRMATION. The parties hereby confirm the provisions of the Credit Agreement as amended by this agreement and each of the Credit Parties hereby confirms that each of the other Credit Documents remains in full force and effect.

19. EFFECTIVE DATE. This agreement and the amendments to the Credit Agreement contained in this agreement shall be effective upon execution of this agreement by the Required Lenders, with effect as of and from the date of this agreement. By its signature of this agreement, the Agent confirms that the Required Lenders have executed this agreement.

20. CONFIRMATION OF REPRESENTATIONS: Each of the Borrower and the Guarantors represents and warrants that, as at the date of this agreement and assuming that the amendments made to the Credit Agreement by this amending agreement have become effective, no Default or Event of Default has occurred and is continuing and the representations and warranties contained in Article Three of the Credit Agreement are true and correct.

21. HEADINGS. The section headings used herein are for convenience of reference only, are not part of this agreement and shall not affect the construction of, or be taken into consideration in interpreting this agreement.

22. GOVERNING LAW. This agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York.

23. COUNTERPARTS. This agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

24. SUCCESSORS AND ASSIGNS. This agreement shall enure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                            GT GROUP TELECOM SERVICES CORP.

                            Per:
                                ----------------------------------------------
                                Steven Shoemaker
                                Chief Financial Officer



                            GT GROUP TELECOM INC.

                            Per:
                                ----------------------------------------------
                                Steven Shoemaker
                                Executive Vice-President and
                                Chief Financial Officer



                            GT GROUP TELECOM SERVICES (USA) CORP.

                            Per:
                                ----------------------------------------------
                                Robert M. Fabes
                                Senior Vice-President and General Counsel

                            LUCENT TECHNOLOGIES INC.

                            Per:
                                ----------------------------------------------

                            RESTRUCTURED ASSET SECURITIES WITH ENHANCED RETURNS, SERIES 2001-3-PT TRUST

                            Per:
                                ----------------------------------------------


                            GOLDMAN SACHS CREDIT PARTNERS L.P.

                            Per:
                                ----------------------------------------------


                            STEIN ROE & FARNHAM CLO I, LTD

                            Per:
                                ----------------------------------------------


                            STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY

                            Per:
                                ----------------------------------------------


                            LIBERTY-STEIN RAOE ADVISOR FLOATING RATE
                            ADVANTAGE FUND

                            Per:
                                ----------------------------------------------


                            HIGH YIELD PORTFOLIO, A SERIES OF INCOME TRUST

                            Per:
                                ----------------------------------------------


                            ARCHIMEDES FUNDING II, LTD

                            Per:
                                ----------------------------------------------


                            ARCHIMEDES FUNDING III, LTD

                            Per:
                                ----------------------------------------------

                            AXP VARIABLE PORTFOLIO-EXTRA INCOME FUND, A
                            SERIES OF AXP VARIABLE PORTFOLIO INCOME SERIES, INC.

                            Per:
                                ----------------------------------------------


                            AXP VARIABLE PORTFOLIO-MANAGED FUND, A SERIES OF AXP VARIABLE PORTFOLIO MANAGED SERIES, INC.


                            Per:
                                ----------------------------------------------


                            CALHOUN CBO, LTD

                            Per:
                                ----------------------------------------------


                            CEDAR CBO, LTD

                            Per:
                                ----------------------------------------------


                            CENTENNIAL CBO, LTD

                            Per:
                                ----------------------------------------------


                            CENTURION CDO I, LTD

                            Per:
                                ----------------------------------------------


                            CENTURION CDO II, LTD

                            Per:
                                ----------------------------------------------


                            ISLES CBO, LTD

                            Per:
                                ----------------------------------------------

                            CLARION CBO, LTD.

                            Per:
                                ----------------------------------------------


                            INCOME PORTFOLIO, A SERIES OF
                            IDS LIFE SERIES FUND, INC.

                            Per:
                                ----------------------------------------------


                            MANAGED PORTFOLIO, A SERIES OF
                            IDS LIFE SERIES FUND, INC.

                            Per:
                                ----------------------------------------------


                            TOTAL RETURN PORTFOLIO, A SERIES OF
                            GROWTH AND INCOME TRUST

                            Per:
                                ----------------------------------------------


                            PAM CAPITAL FUNDING LP

                            Per:
                                ----------------------------------------------


                            PAMCO CAYMAN LTD.

                            Per:
                                ----------------------------------------------


                            ARES IV CLO LTD.

                            Per:
                                ----------------------------------------------


                            ARES III CLO LTD

                            Per:
                                ----------------------------------------------

                            CREDIT SUISSE FIRST BOSTON

                            Per:
                                ----------------------------------------------


                            ELC (CAYMAN) LTD, 1999-III

                            Per:
                                ----------------------------------------------


                            APEX(IDM) CDO I, LTD

                            Per:
                                ----------------------------------------------


                            ELC (CAYMAN) LTD. 2000-I

                            Per:
                                ----------------------------------------------


                            ELC (CAYMAN) LTD. 1999-II

                            Per:
                                ----------------------------------------------


                            ADDISON CDO, LIMITED

                            Per:
                                ----------------------------------------------


                            DELANO COMPANY

                            Per:
                                ----------------------------------------------